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                                                          EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form s-8 to Form S-4 of The Titan Corporation of our report on DBA Systems, Inc. as of June 30, 1997 and 1996 and for each of the years in the three year period ended June 30, 1997, dated August 20, 1997, appearing in the Registration Statement on Form S-4 (No. 333-45718) of the Titan Corporation.


Orlando, Florida
October 23, 1998